UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 16, 2013

Dear Shareholder,

We cordially invite you to attend the 2013 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. to be held at 4:00 p.m., Israel time, on November 7, 2013 at the Dan Tel Aviv Hotel, 99 HaYarkon Street, Tel Aviv, Israel. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to consider the election of directors, to approve an advisory vote on executive compensation and the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2013. Please take the time to carefully read each of the proposals shareholders are being asked to consider and vote on.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to seeing you at the meeting.

Sincerely,

David Aviezer, Ph.D.
President and Chief Executive Officer

2 Snunit Street, Science Park P.O.B. 455, Carmiel 20100, Israel
Tel: 972-4-988-9488 | Fax: 972-4-988-9489 | Web: www.protalix.com

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 7, 2013

To the Shareholders of Protalix BioTherapeutics, Inc.:

The 2013 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. will be held at the following time, date and place for the following purposes:

TIME:	4:00 p.m., Israel time
DATE:	November 7, 2013
PLACE:	Dan Tel Aviv Hotel, 99 HaYarkon Street Tel Aviv, Israel

PURPOSES:

1.	To elect seven members to the Board of Directors to serve for the ensuing year or until their respective successors have been duly elected.
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement that accompanies this notice.
3.	To ratify the appointment of Kesselman & Kesselman, Certified Public Accountant (lsr.), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
4.	To transact such other business that is properly presented at the meeting or any adjournment.

All of these proposals are more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of our common stock at the close of business on September 16, 2013. A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Corporate Secretary at the above address.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Yossi Maimon
Carmiel, Israel September 16, 2013	Vice President and Chief Financial Officer and Corporate Secretary

2 Snunit Street, Science Park P.O.B. 455, Carmiel 20100, Israel
Tel: 972-4-988-9488 | Fax: 972-4-988-9489 | Web: www.protalix.com

Protalix BioTherapeutics, Inc.
2 Snunit Street, Science Park
POB 455
Carmiel 20100, Israel
972-4-988-9488

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.

2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 7, 2013

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the 2013 annual meeting of shareholders and any adjournments of the meeting to be held at 4:00 p.m., Israel time, on November 7, 2013 at the Dan Tel Aviv Hotel, 99 HaYarkon Street, Tel Aviv, Israel. This proxy statement, along with the accompanying Notice of Annual Meeting of Shareholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We anticipate that on or about September 25, 2013, we will begin sending this proxy statement, the attached Notice of Annual Meeting and the form of proxy enclosed to all shareholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement our Annual Report on Form 10-K which includes financial statements for the fiscal year ended December 31, 2012. You can also find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 on the Internet through the electronic data system called EDGAR provided by the Securities and Exchange Commission, or the SEC, at http://www.sec.gov or through the Investor Relations section of our website at http://www.protalix.com. In addition, since we are also listed on the Tel Aviv Stock Exchange, we submit copies of all our filings with the SEC to the Israeli Securities Authority and the Tel Aviv Stock Exchange. Such copies can be retrieved electronically through the Tel Aviv Stock Exchange’s Internet messaging system (www.maya.tase.co.il) and through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isc.gov.il). Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and information on the website other than the proxy statement are not part of our proxy soliciting materials. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available upon request.

Who Can Vote?

Only holders of record of our common stock, par value $0.001 per share, on September 16, 2013, the record date, are entitled to vote at the annual meeting. On the record date, there were 93,552,910 shares of common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.
•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

What am I Voting On?

You are voting on:

•	The election of seven members to our Board of Directors to serve for the ensuing year or until their respective successors have been duly elected (David Aviezer, Ph.D., Yoseph Shaaltiel, Ph.D., Zeev Bronfeld, Amos Bar Shalev, Yodfat Harel Buchris, Roger D. Kornberg, Ph.D., and Eyal Sheratzky).
•	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement that accompanies this notice.
•	The ratification of the appointment of Kesselman and Kesselman, Certified Public Accountant (Isr.), A Member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

How does the Board of Directors Recommend that I Vote at the Meeting?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election or re-election of all director nominees named in the “Proposal 1: Election of Directors” section in this proxy statement.
•	“FOR” the approval, on a non-binding advisory basis, our executive compensation as disclosed in the proxy statement that accompanies this notice and as described in the “Proposal 2: Advisory Vote on Executive Compensation” section in this proxy statement.
•	“FOR” the ratification of Kesselman and Kesselman as our independent registered public accounting firm for the 2013 fiscal year, as named in the “Proposal 3: Ratification of Independent Registered Public Accounting Firm” section in this proxy statement.

If any other matter is properly presented at the meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Meeting?

The holders of a majority of all of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or by proxy, shall constitute a quorum at the annual meeting. Of the 93,552,910 shares of common stock outstanding as of the record date, a majority, or at least 46,776,446 shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Votes of shareholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are the Voting Requirements to Approve a Proposal?

Election of directors

Assuming a quorum is present, nominees for director will be elected pursuant to the affirmative vote of a plurality of the shares of common stock voting in person or represented by proxy at the annual meeting, which means that the nominees who receive the most affirmative votes will be elected to the Board of Directors. In voting to elect nominees to the Board of Directors, shareholders may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee. Shares not present at the annual meeting have no effect on the election of directors.

Approval of non-binding advisory resolution on executive compensation

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote on executive compensation. If a quorum is present, approval requires that the number of votes cast at the annual meeting in favor of the resolution exceeds the number of votes cast opposing the resolution. The outcome of this vote is not binding; however, the Board of Directors and the Compensation Committee will consider the outcome of the vote when developing and reviewing the future executive compensation plans. Abstentions have the same effect as negative votes. Broker non-votes will have no effect.

Ratification of the selection of Kesselman & Kesselman as our independent auditor

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the selection of Kesselman & Kesselman to serve as our principal independent registered public accounting firm for the fiscal year ending December 31, 2013. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that the number of votes cast at the annual meeting in favor of ratification exceeds the number of votes cast opposing ratification. Abstentions have the same effect as negative votes. Broker non-votes will have no effect.

How are My Votes Cast when I Sign and Return a Proxy Card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint David Aviezer, Ph.D., our president and chief executive officer, and Yossi Maimon, our vice president and chief financial officer, as your representatives at the meeting. Either David Aviezer or Yossi Maimon will vote your shares at the meeting as you have instructed them on the proxy card. Each of such persons may appoint a substitute for himself.

Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

•	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);
•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);
•	notifying our Corporate Secretary, Yossi Maimon, in writing before the annual meeting that you have revoked your proxy; or
•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Can my broker vote my shares for me on the election of directors?

No. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because the matter is not routine and such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to New York Stock Exchange (“NYSE”) Rule 452, the uncontested election of directors (Proposal No. 1) is a non-routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of a director nominee or withhold votes from a director nominee at the brokers’ discretion. Please complete your proxy and return it as instructed so your vote can be counted.

What if I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What if I do not Vote for Some of the Matters Listed on My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card; for the approval, on an advisory basis, of the executive compensation; and for the ratification of the appointment of Kesselman & Kesselman.

What if I Abstain?

An abstention on any matter, other than the election of directors, will have the effect of a vote against the matter.

Will My Shares be Voted if I do not Return My Proxy Card and do not Attend the Annual Meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?.”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your shares on certain routine matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees that have been assigned the responsibility for overseeing the legal aspects of the annual meeting will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Could other Matters be Decided at the Annual Meeting?

We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting at or by the direction of the board of directors, the proxies will be voted at the discretion of the proxy holders.

What Happens if the Annual Meeting is Postponed or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need a Ticket to Attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the annual meeting. If you are a shareholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 16, 2013, regarding beneficial ownership of our common stock:

•	each person who is known by us to own beneficially more than 5% of our common stock;
•	each director;
•	each of our Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Chief Financial Officer, our Vice President, Sales and Commercial Affairs and our Chief Operating Officer; and
•	all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by each of them. For purposes of these tables, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 16, 2013 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within such 60 days from such date have been exercised. The information set forth below is based upon information obtained from the beneficial owners, upon information in our possession regarding their respective holdings and upon information filed by the holders with the SEC. The percentages of beneficial ownership are based on 93,552,910 shares of our common stock outstanding as of September 16, 2013.

The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Board of Directors and Executive Officers
David Aviezer, Ph.D., MBA(1)	1,934,189	2.0%
Yoseph Shaaltiel, Ph.D.(2)	1,110,269	1.2
Amos Bar Shalev	1,680	*
Zeev Bronfeld(3)	14,466,319	15.5
Yodfat Harel Buchris	—	—
Roger D. Kornberg, Ph.D.(4)	50,000	*
Eyal Sheratzky	—	—
Einat Brill Almon, Ph.D.(5)	499,085	*
Yossi Maimon(6)	362,813	*
Tzvi Palash(7)	151,875	*
Sandra E. Lauterbach(8)	156,250	*
All executive officers and directors as a group (11 persons)(9)	8,732,479	19.3
5% Holders
Biocell Ltd.(10)	14,466,319	15.5
Federated Investors Inc.(11)	10,373,486	11.1
Baillie Gifford & Co.(12)	4,780,062	5.1
Allianz Asset Management AG(13)	7,107,197	7.6

*	less than 1%.
(1)	Consists of 1,803,564 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013 and 130,625 restricted shares of our common stock that have vested or will vest within 60 days of September 16, 2013. Does not include 287,375 restricted shares of our common stock that will not vest within 60 days of September 16, 2013.

(2)	Consists of 463,754 shares of our common stock held by Dr. Shaaltiel, 580,890 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013 and 65,625 restricted shares of our, common stock that have vested or will vest within 60 days of September 16, 2013. Does not include 144,375 restricted shares of our common stock that will not vest within 60 days of September 16, 2013.
(3)	Consists of 14,466,319 shares of our common stock held by Biocell Ltd. Mr. Bronfeld is a director and Chief Executive Officer of Biocell. Mr. Bronfeld disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(4)	Consists of 50,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013.
(5)	Consists of 441,272 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013 and 57,813 restricted shares of our common stock that have vested or will vest within 60 days of September 16, 2013. Does not include 127,188 restricted shares of our common stock that will not vest within 60 days of September 16, 2013.
(6)	Consists of 305,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013 and 57,813 restricted shares of our common stock that have vested or will vest within 60 days of September 16, 2013. Does not include 127,188 restricted shares of our common stock that will not vest within 60 days of September 16, 2013.
(7)	Consists of 120,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013 and 31,875 restricted shares of our common stock that have vested or will vest within 60 days of September 16, 2013. Does not include 40,000 shares of common stock issuable upon exercise of outstanding options and 70,125 restricted shares of our common stock that will not vest within 60 days of September 16, 2013.
(8)	Consists of 156,250 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013 and 6,250 restricted shares of our common stock that have vested or will vest within 60 days of September 16, 2013. Does not include 10,000 shares of common stock issuable upon exercise of outstanding options and 13,750 restricted shares of our common stock that will not vest within 60 days of September 16, 2013.
(9)	Consists of 14,931,753 shares of our common stock, 3,450,726 shares of our common stock issuable upon exercise of outstanding options within 60 days of September 16, 2013 and 350,000 restricted shares of our common stock that have vested or will vest within 60 days of September 16, 2013. Does not include 50,000 shares of common stock issuable upon exercise of outstanding options and 770,000 restricted shares of our common stock that will not vest within 60 days of September 16, 2013.
(10)	The address is Moshe Aviv Tower, 7 Jabotinsky Street, Ramat Gan, Israel. Biocell Ltd.’s investment and voting decisions are made collectively by its board of directors.
(11)	Based solely on a Schedule 13F-HR filed on August 8, 2013 by Federated Investors Inc. for the period ended June 30, 2013.
(12)	Based solely on a Schedule 13F-HR filed on August 7, 2013 by Baillie Gifford & Co. for the period ended June 30, 2013.
(13)	Based solely on a Schedule 13F-HR filed on August 14, 2013 by Allianz Asset Management AG for the period ended June 30, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. We believe that all Section 16 filings requirements were met by our officers and directors during 2012. In making this statement, we have relied solely upon examination of the copies of Forms 3, 4 and 5, Schedule 13s and written representations of our former and current directors, officers and 10% shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

At the annual meeting, our shareholders will be asked to elect seven directors for a one-year term expiring at the next annual meeting of shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Our Board of Directors recommends that the persons named below be elected as directors of our company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares of common stock represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.

Each of the nominees currently serves as a member of our Board of Directors. The directors are elected by a plurality of the votes cast by the shareholders present or represented by proxy and entitled to vote at the annual meeting.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board of Directors and certain information about such nominees are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management” above.

Name	Age	Position
Zeev Bronfeld	62	Interim Chairman of the Board
David Aviezer, Ph.D., MBA	48	Director, President and Chief Executive Officer
Yoseph Shaaltiel, Ph.D.	60	Director and Executive VP, Research and Development
Amos Bar Shalev	60	Director
Yodfat Harel Buchris	41	Director
Roger D. Kornberg, Ph.D.	66	Director
Eyal Sheratzky	44	Director

Zeev Bronfeld.  Mr. Bronfeld has served as a director of Protalix Ltd. since 1996 and as our director since December 31, 2006. Mr. Bronfeld brings to us vast experience in management and value building of biotechnology companies. Mr. Bronfeld is an experienced businessman who is involved in a number of biotechnology companies. He is a co-founder of Biocell Ltd. (TASE:BCEL), an Israeli publicly traded holding company specializing in biotechnology companies and has served as its Chief Executive Officer since 1986. Mr. Bronfeld currently serves as a director of Biocell Ltd., Biomedix Incubator Ltd. (TASE:BMDX), D.N.A. Biomedical Solutions Ltd. (TASE:DNA), and Gefen Biomed Investments Ltd. (TASE:GEFEN), all of which are public companies traded on the TASE. Mr. Bronfeld is also a director of each of the following privately-held companies: EcoCycle Israel Ltd., Contipi Ltd., L.N. Innovative Technologies, A.T.I Ashkelon Industries Information Technologies Ltd., The Trendlines Group, MOFET B'Yehuda — Industrial Research & Development in Judea Ltd., Incubator for Management of Technological Entrepreneurship Misgav Ltd., A.Y.M.B. Holdings and Investments Ltd., TransBiodiesel Ltd., Entera Bio Ltd., Incubator for Management of Technological Entrepreneurship Misgav Ltd., M.B.R.T. Development and Investments Ltd., Macrocure Ltd., Nanothera Ltd., Spearhead Investment Ltd., Stimatix G.I. Ltd. and Apifix Ltd. Mr. Bronfeld received a B.A. in Economics from the Hebrew University in 1975. We believe Mr. Bronfeld's qualifications to serve on our Board of Directors include his years of experience in the management of private and public Israeli companies, including life science companies.

David Aviezer, Ph.D., MBA.  Dr. Aviezer has served as Chief Executive Officer of Protalix Ltd. since 2002 and its director since 2005 and as our director since December 31, 2006. On December 31, 2006, he became our President and Chief Executive Officer. Dr. Aviezer has over 15 years of experience in biotechnology management, advancing products from early-stage research up to their regulatory approval and commercialization. Prior to joining Protalix Ltd., from 1996 to 2002, he served as General Manager of ProChon Biotech Ltd., an Israeli company focused on orthopedic disorders. Previously, Dr. Aviezer was a visiting scientist at the Medical Research Division of American Cyanamid, a subsidiary of Wyeth which was subsequently acquired by Pfizer (NYSE:PFE), in New York. Since 1996, Dr. Aviezer has served as an Adjunct Lecturer at Bar Ilan University. Dr. Aviezer is the recipient of the Clore Foundation Award and the J.F. Kennedy Scientific Award. He holds a Ph.D. in Molecular Biology and Biochemistry from the Weizmann Institute of Science, an MBA from the Bar Ilan University Business School, an M.Sc. in Biology from the Weizmann Institute of Science and a B.Sc. in Biology from Bar Ilan University. We believe Dr. Aviezer's qualifications to serve on our Board of Directors include his position as our President and Chief Executive Officer as well as his previous experience in the management of biotechnology companies.

Yoseph Shaaltiel, Ph.D.  Dr. Shaaltiel founded Protalix Ltd. in 1993 and has served as a member of our Board of Directors and as our Vice President, Research and Development since December 31, 2006. Prior to establishing Protalix Ltd., from 1988 to 1993, Dr. Shaaltiel was a Research Associate at the MIGAL Technological Center. He also served as Deputy Head of the Biology Department of the Biological and Chemical Center of the Israeli Defense Forces and as a Biochemist at Makor Chemicals Ltd. Dr. Shaaltiel was a Postdoctoral Fellow at the University of California at Berkeley and at Rutgers University in New Jersey. He has co-authored over 40 articles and abstracts on plant biochemistry and holds seven patents. Dr. Shaaltiel received his Ph.D. in Plant Biochemistry from the Weizmann Institute of Science, an M.Sc. in Biochemistry from the Hebrew University and a B.Sc. in Biology from the Ben Gurion University. We believe Dr. Shaaltiel's qualifications to serve on our Board of Directors include his role in founding our company and his continued role in the management of our company.

Amos Bar Shalev.  Mr. Bar Shalev has served as our director since July 2008. Mr. Bar Shalev served as a director of Protalix Ltd. from 2005 through January 31, 2008, and as our director from December 31, 2006 through January 31, 2008. Mr. Bar Shalev was not nominated for reelection at our annual meeting of shareholders on January 31, 2008. On July 14, 2008, our Board of Directors appointed Mr. Bar Shalev to serve on the board, at which time he was reappointed to the board of directors of Protalix Ltd. as well. Mr. Bar Shalev brings to us extensive experience in managing technology companies. Currently, Mr. Bar Shalev serves as a director of Technorov Holdings (1993) Ltd. and manages its portfolio. In addition, he has served on the board of directors of Aposense Ltd. (TASE: APOS), an Israeli publicly-traded company listed on the TASE, since 2011, and served on the board of directors of Highcon Systems Ltd., a privately-held Israeli company, from 2010 through 2012. From 1997 through 2004, he was a Managing Director of TDA Capital Partners, a management company of the TGF (Templeton Tadiran) Fund. From 2004 through 2007, he was the President of Win Buyer Ltd. He has served on the board of directors of many other companies, including, among others, NESS Ltd. (acquired by BioNess Inc.), Idanit (acquired by Scitex Corporation Ltd.), Objet Geometrix, Verisity, Scitex Vision (acquired by Hewlett Packard), Golden Wings Investment Company Ltd., the venture capital fund of the Israeli Air Force Veterans Business Club, Win Buyer Ltd. and Sun Light Ltd. He received his B.Sc. in Electrical Engineering from the Technion, Israel in 1978 and M.B.A. from the Tel Aviv University in 1981. He holds the highest award from the Israeli Air Force for technological achievements. We believe Mr. Bar Shalev's qualifications to serve on our Board of Directors include his years of experience in the management of Israeli businesses.

Yodfat Harel Buchris.  Mrs. Harel Buchris has served as our director since June 2007. From 2006 to 2013, Mrs. Harel Buchris served as a Managing Director of Tamares Capital Ltd., a private investment group with interests in real estate, technology, manufacturing, leisure and media. At Tamares Capital, Mrs. Harel Buchris served as the Business Development Director and the head of the Israel office. Prior to joining Tamares Capital, from 2004 to 2006, she was the Head of the Medical Desk of Orbotech, Ltd. (NASDAQ:ORBK), a company providing high-tech inspection and imaging solutions for bare printed circuit board (PCB), flat panel display (FPD) and PCB assembly manufacturing worldwide. Prior to that, from 1994 to 2003, she was a Managing Director of Harel-Hertz Investment House Ltd., a business investment company with offices in Tel Aviv, Israel and Tokyo, Japan. In 2002, Harel-Hertz Investment House became the Israeli representative office for ITX Corporation, a publicly-traded company in Japan. Mrs. Harel Buchris currently serves on the board of directors of Tamares Capital, Tamares Hotels, Tamares Real Estate, Storewiz and Halman-Aldubi Provident Funds, Ltd. Mrs. Harel Buchris holds a B.A. in Communications and Political Science from Bar Ilan University and an executive M.B.A. from Bradford University, Great Britain. She has also completed programs in Directors' Studies and Advanced Advertising and Marketing at the Israel

Management Center. We believe Mrs. Harel Buchris' qualifications to serve on our Board of Directors include her experience in the management of Israeli and other businesses.

Roger D. Kornberg, Ph.D.  Professor Kornberg has served as our director since February 2008. He has served as a director of Teva Pharmaceuticals (NASDAQ:TEVA, TASE:TEVA) since 2007 and of OphthaliX Inc. (OTCBB:OPLI), since 2012. He also serves as the Chief Scientist and a director of Cocrystal Discovery, Inc., a privately-held biotechnology companies. Professor Kornberg is a member of the U.S. National Academy of Sciences and the Winzer Professor of Medicine in the Department of Structural Biology at Stanford University, Stanford, California. He has been a member of the faculty of Stanford University since 1972. Prior to that, he was a professor at Harvard Medical School. Professor Kornberg is a renowned biochemist and in 2006 he was awarded the Nobel Prize in Chemistry in recognition for his studies of the molecular basis of eukaryotic transcription, the process by which DNA is copied to RNA. Professor Kornberg is also the recipient of several awards, including the 2001 Welch Prize, the highest award granted in the field of chemistry in the United States, and the 2002 Leopold Mayer Prize, the highest award granted in the field of biomedical sciences from the French Academy of Sciences. He received his B.S. in Chemistry from Harvard University in 1967 and his Ph.D. in Chemistry from Stanford University in 1972. He holds honorary degrees from universities in Europe and Israel, including the Hebrew University in Jerusalem, where he currently is a visiting professor. We believe Professor Kornberg's qualifications to serve on our Board of Directors include his expertise in chemistry and medicine and his experience in the academic arena.

Eyal Sheratzky.  Mr. Sheratzky has served as a director of Protalix Ltd. since 2005 and as our director since December 31, 2006. Mr. Sheratzky has served as a director of Ituran Location & Control (NASDAQ:ITRN), a publicly-traded company listed on the Nasdaq, since 1995 and as a Co-Chief Executive Officer since 2003. Prior to such date, he served as an alternate Chief Executive Officer of Ituran from 2002 through 2003 and as Vice President of Business Development from 1999 through 2002. Mr. Sheratzky serves as a director of Moked Ituran Ltd. and certain of Ituran's other subsidiaries. From 1994 to 1999 he served as the Chief Executive Officer of Moked Services, Information and Investments Ltd. and as legal advisor to several of Ituran's affiliated companies. Mr. Sheratzky holds LL.B and LL.M degrees from Tel Aviv University School of Law and an Executive M.B.A. degree from Kellogg School of Management at Northwestern University. We believe Mr. Sheratzky's qualifications to serve on our Board of Directors include his years of experience in the management of Israeli public and private businesses.

Independent Directors

We believe a majority of the members of our Board of Directors are independent from management. When making determinations from time to time regarding independence, the Board of Directors will reference the listing standards adopted by the NYSE MKT as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC under that Act. In particular, our Audit Committee periodically evaluates and reports to the Board of Directors on the independence of each member of the Board. We anticipate our audit committee will analyze whether a director is independent by evaluating, among other factors, the following:

•	Whether the member of the Board of Directors has any material relationship with us, either directly, or as a partner, shareholder or officer of an organization that has a relationship with us;
•	Whether the member of the Board of Directors is a current employee of our company or any of our subsidiaries, or was an employee of our company or any of our subsidiaries within three years preceding the date of determination;
•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of our company or any affiliate of such auditor or (ii) any former internal or external auditor of our company or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the member as an executive officer;
•	Whether the member of the Board of Directors receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any committee of the Board of Directors and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with Board of Directors or committee membership matters;
•	Whether an immediate family member of the member of the Board of Directors is a current executive officer of our company or was an executive officer of our company within three years preceding the date of determination;
•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates or (ii) any former internal or external auditor of our company or any affiliate of ours which performed services for us within three years preceding the date of determination; and
•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

The above list is not exhaustive and we anticipate that the Audit Committee will consider all other factors which could assist it in its determination that a director will have no material relationship with us that could compromise that director’s independence.

Under these standards, our Board of Directors has determined that Messrs. Bar Shalev and Sheratzky and Mrs. Harel Buchris are considered “independent” pursuant to the rules of the NYSE MKT and Section 10A(m)(3) of the Exchange Act. In addition, our Board of Directors has determined that at least two of these directors are able to read and understand fundamental financial statements and have substantial business experience that results in their financial sophistication, qualifying them for membership on any audit committee we form. Our Board of Directors has also determined that Messrs. Bar Shalev, Bronfeld and Sheratzky, Mrs. Harel Buchris and Dr. Kornberg are “independent” pursuant to the rules of the NYSE MKT.

The position of chairman of the board is not held by our chief executive officer at this time. The Board of Directors does not have a policy mandating the separation of these functions. We believe it is in our best interest that Mr. Bronfeld serve as the interim chairman of the board. This decision was based on Mr. Bronfeld’s experience in the healthcare industry in Israel and globally, and his years of experience serving on the board of directors of many public and private companies. Our non-management directors hold formal meetings, separate from management, at least twice per year.

The Board’s Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance shareholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial risks, including internal controls, are overseen by the audit committee and risks that may be implicated by our executive compensation programs are overseen by the compensation committee. Upon identification of a risk, the assigned board committee or our full Board of Directors discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board of Directors or a committee thereof.

Board and Committee Meetings

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. The following indicates the members of each committee and provides a description of the committees’ primary functions:

Audit Committee

We require that all Audit Committee members possess the required level of financial literacy and at least one member of the Audit Committee meet the current standard of requisite financial management expertise as required by the NYSE MKT and applicable rules and regulations of the SEC. Messrs. Bar Shalev and Sheratzky, and Mrs. Harel Buchris have been appointed by the Board of Directors to serve on the Audit Committee until their respective successors have been duly elected.

Our Audit Committee operates under a formal charter that governs its duties and conduct. A current copy of the Audit Committee Charter is available on our website at http://www.protalix.com.

All members of the Audit Committee are independent from our executive officers and management.

Our independent registered public accounting firm reports directly to the Audit Committee.

Our Audit Committee meets with management and representatives of our registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, effectiveness of the design or operation of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Our Audit Committee has adopted a Policy for Reporting Questionable Accounting and Auditing Practices and Policy Prohibiting Retaliation against Reporting employees to enable confidential and anonymous reporting of improper activities to the Audit Committee.

Messrs. Bar Shalev and Sheratzky and Mrs. Harel Buchris qualify as “audit committee financial experts” under the applicable rules of the SEC. In making the determination as to these individuals’ status as audit committee financial experts, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules, as well as the listing standards of the NYSE MKT.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Bar Shalev and Sheratzky and Mrs. Harel Buchris. The Compensation Committee reviews and approves the compensation of executive officers and key employees and administers our stock incentive plan. A current copy of the Compensation Committee Charter is available on our website at http://www.protalix.com.

Nominating Committee

The Nominating Committee, currently comprised of Messrs. Bar Shalev and Sheratzky and Mrs. Harel Buchris, is responsible for assisting our Board of Directors in selecting nominees for election to the Board of Directors and monitoring the composition of the Board of Directors. A current copy of the Nominating Committee Charter is available on our website at http://www.protalix.com. Although our Board of Directors does not have a formal policy requiring the Nominating Committee to consider the diversity of directors in its nomination process, in considering potential new directors, the Nominating Committee will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with our industry; independence; and prominence and reputation. The committee seeks nominees with a broad diversity of experience, professions, education, skills and backgrounds with a view to having a Board of Directors that represents a diversity of views, experiences, and backgrounds. After making such a review, the Nominating Committee submits the nomination to the full Board of Directors for approval.

The Nominating Committee will consider any nominees submitted by shareholders of record at the time of any such nomination in compliance with applicable rules of the SEC and our Amended and Restated By-Laws, or the By-Laws. The Nominating Committee will determine whether any shareholder nominee meets the qualifications for candidacy described above and in the Nominating Committee Charter. Shareholders’ nominations for election at the 2014 Annual Meeting of Shareholders must be submitted in writing to Yossi Maimon, Corporate Secretary, not less than 45 days nor more than 75 days prior to the date on which we first mailed this proxy statement. Such written notice must include the following information: (i) name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of our company beneficially owned by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in solicitations for proxies for elections of directors pursuant to Regulation 14A of the Exchange Act. The written notice must also include the following information with respect to each shareholder delivering such notice: (i) the name and record address of such shareholder; and (ii) the class and number of shares of our company beneficially owned by the shareholder. Lastly, the written notice must include certain information relating to any derivative or hedging transactions by the shareholder delivering such notice and its Shareholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws. Shareholders can mail any such recommendations, including the criteria outlined above, to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel.

During the year ended December 31, 2012, there were eight meetings of our Board of Directors and four meetings of the Audit Committee. Neither the Compensation Committee nor the Nominating Committee held any meetings during the year ended December 31, 2012, but the Nomination Committee acted by unanimous written consent once during the same period. Our non-management directors hold meetings separate from management at least twice per year. All directors, other than Dr. Kornberg, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

Under the rules of the NYSE MKT, a director of our company will only qualify as an “independent director” if, among other things, in the opinion of our Board of Directors, that person does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of the non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the non-employee directors is an “independent director” as defined under rules of the NYSE MKT. In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3 under the Exchange Act and that all members of the Compensation Committee meet the independence requirements set forth in Rule 805(c) of the NYSE MKT Listed Company Manual.

Contacting the Board of Directors

Shareholders who wish to communicate with the Board of Directors may do so by mailing any such communications to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by our Corporate Secretary to the Audit Committee for review.

Policy Governing Director Attendance at Annual Meetings of Shareholders

We have no formal policy regarding attendance by our directors at annual shareholders meetings, although we encourage such attendance and anticipate most of our directors will attend these meetings. Messrs. Bronfeld and Bar Shalev, Dr. Aviezer, Dr. Shaaltiel, and Mrs. Harel Buchris, attended our 2012 annual meeting of shareholders.

Compensation of Directors

The following table sets forth information with respect to compensation of our non-employee directors during fiscal year 2012. The fees to our current directors were paid by Protalix Ltd.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Current Directors
Zeev Bronfeld	96,500	96,500
Alfred Akirov(1)	56,500	56,500
Amos Bar Shalev	65,000	65,000
Yodfat Harel Buchris	56,500	56,500
Roger D. Kornberg	44,000	44,000
Eyal Sheratzky	56,500	56,500

(1)	Mr. Akirov resigned from the Board of Directors effective September 3, 2013.

Directors’ fees paid to each of Zeev Bronfeld, Alfred Akirov, Yodfat Harel Buchris and Eyal Sheratzky are paid to the applicable director’s employer in accordance with arrangements between the director and the employer.

Our Board of Directors will review director compensation annually and adjust it according to then current market conditions and corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Bar Shalev and Sheratzky and Mrs. Harel Buchris. No member of our Compensation Committee or any executive officer of our company or of Protalix Ltd. has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is or was an officer or employee of ours or of Protalix Ltd. Further, none of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

MANAGEMENT

Our executive officers, their ages and positions as of September 16, 2013, are as follows:

Name	Age	Position
David Aviezer, Ph.D., MBA	48	Director, President and Chief Executive Officer
Yoseph Shaaltiel, Ph.D.	60	Director and Executive VP, Research and Development
Einat Brill Almon, Ph.D.	54	Vice President, Product Development
Yossi Maimon, CPA	43	Vice President, Chief Financial Officer, Treasurer and Secretary
Sandra L. Lauterbach	44	Vice President, Sales and Commercial Affairs
Tzvi Palash	57	Chief Operating Officer

Biographical information follows for the executive officers named in the above chart who do not also serve as our directors.

Einat Brill Almon, Ph.D.  Dr. Almon joined Protalix Ltd. in December 2004, originally as a Senior Director and later as a Vice President and then Senior Vice President, Product Development, and became our Senior Vice President, Product Development on December 31, 2006. Dr. Almon has many years of experience in the management of life science projects and companies, including biotechnology and agrobiotech, with direct experience in clinical, device and scientific software development, as well as a strong background and work experience in Intellectual Property. Prior to joining Protalix Ltd., from 2001 to 2004, she served as Director of R&D and IP of Biogenics Ltd., a company that developed an autologous platform for tissue-based protein drug delivery. Biogenics, based in Israel, is a wholly-owned subsidiary of Medgenics Inc. Dr. Almon has trained as a biotechnology patent agent at leading IP firms in Israel. Dr. Almon holds a Ph.D. and an M.Sc. in molecular biology of cancer research from the Weizmann Institute of Science, a B.Sc. from the Hebrew University and has carried out Post-Doctoral research at the Hebrew University in the area of plant molecular biology.

Yossi Maimon, CPA.  Mr. Maimon joined Protalix Ltd. on October 15, 2006 as its Chief Financial Officer and became our Vice President and Chief Financial Officer on December 31, 2006. Prior to joining Protalix, from 2002 to 2006, he served as the Chief Financial Officer of Colbar LifeScience Ltd., a biomaterial company focusing on aesthetics, where he led all of the corporate finance activities, fund raisings and legal aspects of Colbar including the sale of Colbar to Johnson and Johnson. Mr. Maimon has a B.A. in accounting from the City University of New York and an MBA from Tel Aviv University, and he is a Certified Public Accountant in the United States (New York State) and Israel.

Sandra L. Lauterbach.  Ms. Lauterbach has served as our Vice President, Sales and Commercial Affairs since December 18, 2009. Prior to joining our company, Ms. Lauterbach was the Vice President of Marketing, Endocrinology of EMD Serono, Inc., from July 2008 through July 2009. Prior to that, from August 2003 through July 2008, she served in a number of positions at Genzyme Corporation, the last position being the Senior Director, Global Marketing of Fabrazyme. Ms. Lauterbach holds a B.Sc. in Molecular Biology from the University of Wisconsin — Madison and an MBA from the University of South Florida.

Tzvi Palash.  Mr. Palash has served as Protalix Ltd.’s Chief Operating Officer since September 6, 2010. Prior to joining Protalix Ltd., from 2006 through 2010, Mr. Palash served as a General Manager of ColBar LifeScience Ltd., a biotechnology company specializing in reconstructive medicine and tissue engineering that was acquired by a division of Johnson & Johnson in 2006. In that position, Mr. Palash served as a member of the Global Aesthetic Management Team at the Consumer Group of Johnson & Johnson. Prior to that, from 2001 through 2006, Mr. Palash served as the Vice President, Operations of ColBar LifeScience, and he has served in different positions at Teva. Mr. Palash holds an M.Sc. in Biochemistry from the Hebrew University and a B.Sc. in Biology from the Tel Aviv University.

Family Relationships

There are no family relationships among directors or executive officers of our company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest. All of our employees and directors are bound by this Code of Business Conduct and Ethics. Violations of our Code of Business Conduct and Ethics may be reported to the Audit Committee.

The Code of Business Conduct and Ethics includes provisions applicable to all of our employees, including senior financial officers and members of our Board of Directors and is posted on our website (www.protalix.com). We intend to post amendments to or waivers from any such Code of Business Conduct and Ethics.

Compensation Discussion and Analysis

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these goals, the Compensation Committee implements and maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as developments in our clinical path, the establishment of key strategic collaborations, the build-up of our pipeline and the strengthening of our financial position. The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals.

Elements of Compensation

Executive compensation consists of following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. The companies reviewed by the Compensation Committee in making compensation recommendation to our Board of Directors in 2012 include, among others, the following companies:

•	InterMune, Inc.
•	Vivus, Inc.
•	Biomarin Pharmaceutical Inc.
•	Rigel Pharmaceuticals, Inc.
•	Momenta Pharmaceuticals, Inc.
•	Nektar Therapeutics
•	Theravance, Inc.
•	Dendreon Corp.

The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies similar to us in size and development stage. The Compensation Committee also reviews an executive compensation report and analysis of publicly-traded biotechnology companies prepared by third party experts from a well known consulting firm for additional data and other information regarding executive compensation for comparative purposes.

Base salaries are usually reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The base salaries of each of our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer, who we refer to collectively as the “Named Executive Officers.” On July 15, 2012, our Board of Directors adopted certain recommendations of the Compensation Committee regarding the compensation of our Named Executive Officers including that the base salary component will be reviewed in 2013.

Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. The discretionary annual bonus awards were intended to compensate officers for achieving financial, clinical, regulatory and operational goals and for achieving individual annual performance objectives. For any given year, the compensation objectives vary, but relate generally to strategic factors such as developments in our clinical path, the execution of a license agreement for the commercialization of product candidates, the establishment of key strategic collaborations, the build-up of our pipeline and financial factors such as capital raising. Bonuses are awarded generally based on corporate performance, with adjustments made within a range for individual performance, at the discretion of the Compensation Committee. The Compensation Committee determines, on a discretionary basis, the size of the entire bonus pool and the amount of the actual award to each Named Executive Officer.

The Compensation Committee selects, in its discretion, the executive officers of our company or our subsidiary who are eligible to receive bonuses for any given year. Any bonus granted by the Compensation Committee will generally be paid in the first quarter of the year, unless such bonus was, by its terms, made payable upon the achievement of a specific milestone. The Compensation Committee has not fixed a minimum or maximum award for any executive officer’s annual discretionary bonus, unless specified in the officer’s employment agreement.

Each of our executive officers is eligible for a discretionary annual bonus under his or her employment agreement. The Compensation Committee has not fixed a minimum or a maximum amount for any officer’s annual discretionary bonus, nor is any executive officer entitled to a minimum or maximum bonus amount under his or her employment agreement.

In 2010, the Compensation Committee established a formal bonus plan that included, among other matters, bonuses payable to our Named Executive Officers upon the approval of taliglucerase alfa by the FDA. Accordingly, the following bonuses were paid in 2012 in connection with the May 2012 approval of taliglucerase alfa:

Named Executive Officer	Bonus Amount
David Aviezer, Ph.D., MBA	$400,000
Yoseph Shaaltiel, Ph.D.	$140,000
Einat Brill Almon, Ph.D.	$140,000
Yossi Maimon	$140,000
Total	$820,000

Following the adoption of the 2010 bonus plan, the Compensation Committee elected to refrain from issuing additional bonuses to our Named Executive Officers until the FDA approved taliglucerase alfa. On July 15, 2012, our Board of Directors adopted certain recommendations of the Compensation Committee regarding the compensation of our Named Executive Officers, including the grant of certain incentive bonuses to be paid to them upon the achievement of a number of designated milestones, as set forth below. In addition, our Board of Directors approved the grant of restricted stock to our Named Executive Officers, as described below, and to other members of our management team. The bonus amounts were determined by the Compensation Committee, in its discretion after review materials regarding peer companies, review with our legal counsel and review of materials provided by accounting firms.

The bonuses adopted by the Board of Directors in 2012 are as follows:

	Clinical Development Milestones per Clinical Product Candidate	Other Clinical Development Milestone for Clinical Product Candidate	Undisclosed Substantial Commercial Agreement	Entry into a Substantial Transaction	Entry into a Change in Control Transaction
David Aviezer, Ph.D.	$150,000	$50,000	$800,000	$900,000	$2,980,000
Yoseph Shaaltiel, Ph.D.	$170,000	$120,000	$180,000	TBD out of $900,000	$1,200,000
Einat Brill Almon, Ph.D.	$150,000	$100,000	$170,000	TBD out of $900,000	$1,125,000
Yossi Maimon, CPA	$35,000	$10,000	$450,000	TBD out of $900,000	$1,125,000
Tzvi Palash	$70,000	$20,000	$100,000	TBD out of $900,000	$500,000

In addition to the bonuses granted to our Named Executive Officers, additional members of our management team are entitled to certain incentive bonuses payable upon the achievement of designated milestones. If we achieve agreed-upon advancements in the clinical development of each of certain designated product candidates during an agreed-upon amount of time immediately following the Board of Director's approval of the bonuses, our Named Executive Officers will be entitled to the amounts listed in the first two columns of the table set forth above. The amounts are payable upon achievement of the applicable milestone if, at such time, we have available an agreed-upon minimum cash balance. If we do not have the minimum cash balance, the bonuses will be considered earned, and will be payable when we next achieve the minimum cash balance.

The grants of restricted stock to the Named Executive Officers in 2012 consists of 1,100,000 shares, in the aggregate, as shown in the table immediately following this paragraph. The grants were made in accordance with the terms and conditions of our amended 2006 stock incentive plan.

Named Executive Officer	Number of Restricted Shares
David Aviezer, Ph.D.	418,000
Yoseph Shaaltiel, Ph.D.	210,000
Einat Brill Almon, Ph.D.	185,000
Yossi Maimon, CPA	185,000
Tzvi Palash	102,000

The restricted shares detailed above vest in 16 equal, quarterly increments over a four-year period, commencing upon the date of grant. In addition, each vested share is subject to a 24-month lock-up period, commencing upon the applicable vesting date. Immediately and automatically in the event of a Change in Control, all of the restricted shares listed above shall vest and the lock-up periods shall terminate, subject to certain exceptions.

Options and Share-Based Compensation.  Our amended 2006 stock incentive plan authorizes us to grant options to purchase shares of common stock, restricted stock and other securities to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock incentive plan. Stock option or other grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. The exercise price of stock options granted under our amended 2006 stock incentive plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel.

Severance and Change in Control Benefits.  Pursuant to the employment agreements entered into with each of our executive officers based in Israel, the executive officer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance. The intention of such Manager’s Policies is to provide the Israel-based officers with severance protection of one month’s salary for each year of employment. In addition, stock option and other agreements with each of our Named Executive Officers, as amended, provide that all of the outstanding options and other securities granted by us to each Named Executive Officer are subject to accelerated vesting immediately upon a change in control of our company. As set forth above, our Board of Directors adopted certain recommendations of the Compensation Committee on July 15, 2012, regarding the compensation of our Named Executive Officers, including cash bonuses for Named Executive Officers if we complete a Change in Control transaction.

Other Compensation.  Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers; however, the Compensation Committee in its discretion may revise, amend, or add to the officer’s executive benefits if it deems it advisable. As an additional benefit to all of our Israel-based Named Executive Officers and for most of our employees, we generally contribute to certain funds amounts equaling a total of approximately 15% of their gross salaries for certain pension and other savings plans for the benefit of the Named Executive Officers. In addition, in accordance with customary practice in Israel, our Israel-based executives’ agreements require us to contribute towards their vocational studies, and to provide annual recreational allowances, a company car and a company phone. We believe these benefits are currently equivalent with median competitive levels for comparable companies.

Executive Compensation.  We refer to the “Summary Compensation Table” set forth in Section 11 of the Annual Report on Form 10-K for information regarding the compensation earned during the fiscal year ended December 31, 2012 by: our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer, who we refer to collectively as the “Named Executive Officers.”

Compensation Committee Report

The above report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and our annual proxy statement on Schedule 14A.

Respectfully submitted on February 28, 2013, by the members of the Compensation Committee of the Board of Directors.

Yodfat Harel Buchris
Alfred Akirov (resigned)
Amos Bar Shalev
Eyal Sheratzky

Summary Compensation Table

The following table sets forth a summary for the fiscal years ended December 31, 2012, 2011 and 2010, respectively, of the cash and non-cash compensation awarded, paid or accrued by us or Protalix Ltd. to each of our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer, who we refer to collectively as the “Named Executive Officers.” There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during fiscal years 2012, 2011 and

2010 by us or Protalix Ltd. to the Named Executive Officers, except as set forth below. All of the Named Executive Officers are employees of our subsidiary, Protalix Ltd. All currency amounts are expressed in U.S. dollars.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Award(s) ($)	All Other Compensation ($)(1)	Total ($)
David Aviezer, Ph.D., MBA President and Chief Executive Officer	2012	493,960	675,000	860,963	1,101,142	99,080	3,230,145
	2011	531,608	—	—	53,578	113,971	699,157
	2010	508,868	—	—	145,537	107,972	762,377
Yoseph Shaaltiel, Ph.D. Executive Vice President, Research and Development	2012	283,655	225,000	409,838	608,826	67,257	1,594,576
	2011	305,280	—	—	27,830	80,063	413,173
	2010	292,095	100,000	—	70,286	76,491	538,872
Einat Brill Almon, Ph.D. Senior Vice President, Product Development	2012	244,716	215,000	361,048	547,846	67,763	1,436,373
	2011	263,357	—	—	32,557	71,074	366,988
	2010	251,940	20,000	—	97,007	66,591	435,538
Yossi Maimon, CPA Vice President, Chief Financial Officer	2012	268,618	157,500	361,048	544,199	58,231	1,389,596
	2011	286,220	—	—	18,304	69,290	373,814
	2010	268,154	20,000	—	63,175	68,156	419,485
Tzvi Palash(2) Chief Operating Officer	2012	216,451	35,000	199,064	152,240	66,274	669,029
	2011	233,452	—	—	339,011	76,490	648,953
	2010	71,956	—	—	207,075	24,094	303,125

(1)	Includes employer contributions to pension and/or insurance plans and other miscellaneous payments.
(2)	Mr. Palash joined our company in September 2010.

The following table summarizes the grant of awards made to the Named Executive Officers during 2012 as of December 31, 2012.

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
David Aviezer	July 16, 2012	418,000	2,390,960
Yoseph Shaaltiel	July 16, 2012	210,000	1,201,200
Einat Brill Almon	July 16, 2012	185,000	1,058,200
Yossi Maimon	July 16, 2012	185,000	1,058,200
Tzvi Palash	July 16, 2012	102,000	583,440

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the Named Executive Officers concerning equity awards as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David Aviezer	853,563		—	0.972	9/10/2016
	600,000		—	5.00	2/7/2018
	100,000		—	2.65	2/25/2019
	41,667		208,333	6.90	2/25/2020
						391,875	2,033,831
Yoseph Shaaltiel	122,162	(1)	—	0.001	6/30/2016
	263,728		—	5.00	2/7/2018
	50,000		—	2.65	2/25/2019
	24,167		120,833	6.90	2/25/2020
						196,875	1,021,781
Einat Brill Almon	311,272		—	5.00	2/7/2018
	21,667		108,333	6.90	2/25/2020
						173,437	900,138
Yossi Maimon	175,000			5.00	2/7/2018
	21,667		108,333	6.90	2/25/2020
						173,437	900,138
Tzvi Palash	90,000		70,000	7.55	8/29/2020
						95,625	496,294

(1)	Pursuant to a divorce settlement, Dr. Shaaltiel is required to transfer 50% of these options to his former spouse.

Option exercises during 2012 and vested stock awards for Named Executive Officers as of December 31, 2012 were as follows:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Received on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Received on Vesting ($) (e)
David Aviezer	450,000	3,049,080	26,125	137,156
Yoseph Shaaltiel	—	—	13,125	68,906
Yossi Maimon	125,964	691,786	11,563	60,706
Einat Brill Almon	166,848	943,550	11,563	60,706
Tzvi Palash	—	—	6,375	33,469

Each of our Named Executive Officers is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance upon termination. The intention of such Manager’s Policies is to provide the Israel-based officers with severance protection of one month’s salary for each year of employment. We do not provide any change in control benefits to our Named Executive Officers except for certain cash bonuses and the acceleration of the vesting periods for outstanding options and restricted stock, subject to certain conditions. Since as of December 31, 2012 all options that have not been fully vested on such date had exercise prices higher than the closing price on that date, if we had experienced a change of control on December 31, 2012, the value of the acceleration of the stock options held by each of Dr. Aviezer, Dr. Shaaltiel, Dr. Brill Almon, Mr. Maimon and Mr. Palash would be zero. Had we experienced a change of control on December 31, 2012, the value of the acceleration of the shares of restricted stock held by each of Dr. Aviezer, Dr. Shaaltiel, Dr. Brill Almon, Mr. Maimon and Mr. Palash would be $2,033,831, $1,021,781, $900,138, $900,138 and $496,294, respectively.

Employment Arrangements

David Aviezer, Ph.D., MBA.  Dr. Aviezer originally served as Protalix Ltd.’s Chief Executive Officer on a consultancy basis pursuant to a Consulting Services Agreement between Protalix Ltd. and Agenda Biotechnology Ltd., a company wholly-owned by Dr. Aviezer. On September 11, 2006, Protalix Ltd. entered into an employment agreement with Dr. Aviezer pursuant to which he agreed to be employed as Protalix Ltd.’s President and Chief Executive Officer, which agreement supersedes the Consultancy Services Agreement. Dr. Aviezer currently serves as our President and Chief Executive Officer. Dr. Aviezer’s current monthly base salary is NIS 148,000 (approximately $41,705) and he is entitled to an annual bonus at the Board’s discretion. The monthly salary is subject to cost of living adjustments from time to time. Dr. Aviezer is eligible to receive a substantial bonus in the event of certain public offerings or acquisition transactions, which bonus shall be at the discretion of the Board, and certain specified bonuses in the event Protalix achieves certain specified milestones. In connection with the employment agreement, in addition to other options already held by Dr. Aviezer granted to Dr. Aviezer options to purchase 16,000 ordinary shares of Protalix Ltd. at an exercise price equal to $59.40 per share, which we assumed as options to purchase 977,297 shares of our common stock at $0.97 per share. Such options vest quarterly retroactively from June 1, 2006, over a four-year period. In addition, in 2008 we granted to Dr. Aviezer an option to purchase 600,000 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted Dr. Aviezer an option to purchase 100,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. In 2010, we granted Dr. Aviezer an option to purchase 250,000 shares of our common stock at an exercise price equal to $6.90 per share, which option vests quarterly over a three-year period commencing upon FDA approval of taliglucerase alfa, if at all, and on July 16, 2012, we granted Dr. Aviezer 418,000 restricted shares of common stock that vest quarterly in 16 equal increments over a four-year period. Dr. Aviezer’s employment agreement is terminable by either party on 90 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Aviezer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone. Dr. Aviezer is entitled to 29 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have been forfeited.

Yoseph Shaaltiel, Ph.D.  Dr. Shaaltiel founded Protalix Ltd. in 1993 and currently serves as our Executive Vice President, Research and Development. Dr. Shaaltiel entered into an employment agreement with Protalix Ltd. on September 1, 2001. Pursuant to the employment agreement, his current monthly base salary is NIS 85,000 (approximately $23,950) per month. The employment agreement is terminable by Protalix Ltd. on 90 days’ written notice for any reason and we may terminate the agreement for cause without notice. In 2008 we granted to Dr. Shaaltiel an option to purchase 263,728 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted Dr. Shaaltiel an option to purchase 50,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. In 2010, we granted Dr. Shaaltiel an option to purchase 145,000 shares of our common stock at an exercise price equal to $6.90 per share, which option vests quarterly over a three-year period commencing upon FDA approval of taliglucerase alfa, if at all, and on July 16, 2012, we granted Dr. Shaaltiel 210,000 restricted shares of common stock that vest quarterly in 16 equal increments over a four-year period. Dr. Shaaltiel is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone. Dr. Shaaltiel is entitled to 29 working days of vacation.

Einat Brill Almon, Ph.D.  Dr. Brill Almon joined Protalix Ltd. on December 19, 2004 as its Vice President, Product Development, pursuant to an employment agreement effective on December 19, 2004 by and between Protalix Ltd. and Dr. Brill Almon, and currently serves as our Senior Vice President, Product Development. Pursuant to the employment agreement, her current monthly base salary is NIS 73,500 per month (approximately $20,710). She is also entitled to certain specified bonuses in the event that Protalix achieves certain specified clinical development milestones within specified timelines. In connection with the employment agreement, Protalix agreed to grant to Dr. Brill Almon options to purchase 7,919 ordinary shares of Protalix Ltd. at exercise prices equal to $24.36 and $59.40 per share, which we assumed as options to purchase 483,701 shares of our common stock at $0.40 and $0.97 per share. The options vest over four years. In addition, in 2008 we granted to Dr. Brill Almon an option to purchase 311,272 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted to Dr. Brill Almon an option to purchase 50,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. In 2010, we granted Dr. Brill Almon an option to purchase 130,000 shares of our common stock at an exercise price equal to $6.90 per share, which option vests quarterly over a three-year period commencing upon FDA approval of taliglucerase alfa, if at all, and on July 16, 2012, we granted Dr. Brill Almon 185,000 restricted shares of common stock that vest quarterly in 16 equal increments over a four-year period. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Brill Almon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone at up to NIS 1,000 per month. Dr. Brill Almon is entitled to 29 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have been forfeited.

Yossi Maimon, CPA.  Mr. Maimon joined Protalix Ltd. as its Chief Financial Officer pursuant to an employment agreement effective as of October 15, 2006 by and between Protalix Ltd. and Mr. Maimon and currently serves as our Chief Financial Officer. Pursuant to the employment agreement, his current monthly base salary is NIS 73,500 (approximately $20,710) and Mr. Maimon is entitled to an annual discretionary bonus and additional discretionary bonuses in the event Protalix achieves significant financial milestones, subject to the Board’s sole discretion. The monthly salary is subject to cost of living adjustments from time to time. In connection with the employment agreement, Protalix agreed to grant to Mr. Maimon options to purchase 10,150 ordinary shares of Protalix Ltd. at an exercise price equal to $59.40 per share, which we assumed as options to purchase 619,972 shares of our common stock at $0.97 per share. The first 25% of such options shall vest on the first anniversary of the grant date and the remainder shall vest quarterly in 12 equal increments. In addition, in 2008 we granted to Mr. Maimon an option to purchase 175,000 shares of our common stock at an exercise price equal to $5.00 per share. The option vests variably over a five-year period that commenced on January 1, 2008. In 2009, we granted to Mr. Maimon an option to purchase 50,000 shares of our common stock at an exercise price equal to $2.65 per share. As of December 31, 2009, all of those options had fully vested. In 2010, we granted Mr. Maimon an option to purchase 130,000 shares of our common stock at an exercise price equal to $6.90 per share, which option vests quarterly over a three-year period commencing upon FDA approval of taliglucerase alfa, if at all, and on July 16, 2012, we granted Mr. Maimon 185,000 restricted shares of common stock that vest quarterly in 16 equal increments over a four-year period. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Maimon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car and a company phone. Mr. Maimon is entitled to 29 working days of vacation. All stock options that have not vested as of the date of termination shall be deemed to have been forfeited.

Tzvi Palash.  Mr. Palash joined Protalix Ltd. as its Chief Operating Officer pursuant to an employment agreement effective September 6, 2010 and currently serves as our Chief Operating Officer. Pursuant to the employment agreement, Mr. Palash’s current monthly base salary is NIS 69,000 (approximately $19,436) and Mr. Palash is entitled to an annual discretionary bonus for performance subject to the sole discretion of our compensation committee. The monthly salary is subject to cost of living adjustments from time to time as may be required by law. In connection with the employment agreement, we granted to Mr. Palash options to purchase 160,000 shares of our common stock with an exercise price equal to $7.55 per share. The first 25%

of such options vested on the first anniversary of the grant date and the remainder vest quarterly in 12 equal increments. In addition, on July 16, 2012, we granted Mr. Palash 102,000 restricted shares of common stock that vest quarterly in 16 equal increments over a four-year period. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Palash is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car, a company phone, a company laptop and lodging accommodations in the Carmiel area. Mr. Palash is entitled to 27 working days of vacation.

Amended 2006 Stock Incentive Plan

Our Board of Directors and a majority of our shareholders approved our 2006 Stock Incentive Plan on December 14, 2006. Our shareholders approved an amendment to the plan on June 17, 2012. There are 11,341,655 shares of our common stock reserved for issuance, in the aggregate, under the amended 2006 Stock Incentive Plan, subject to adjustment for a stock split or any future stock dividend or other similar change in our common stock or our capital structure. As of December 31, 2012, options to acquire 181,058 shares of common stock remain available for grant under the amended 2006 Stock Incentive Plan.

Our amended 2006 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as “awards.” Stock options granted under the amended 2006 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.

The amended 2006 Stock Incentive Plan is also designed to comply with the provisions of the Israeli Income Tax Ordinance New Version, 1961 (including as amended pursuant to Amendment 132 thereto) (the “tax ordinance”) and is intended to enable us to grant awards to grantees who are Israeli residents as follows: (i) awards to employees pursuant to Section 102 of the tax ordinance; and (ii) awards to non-employees pursuant to Section 3(I) of the tax ordinance. For this purpose, “employee” refers only to employees, office holders and directors of our company or a related entity excluding those who are considered “Controlling Shareholders” pursuant to, or otherwise excluded by, the tax ordinance. In accordance with the terms and conditions imposed by the Tax Ordinance, grantees who receive awards under the amended 2006 stock incentive plan may be afforded certain tax benefits in Israel as described below.

Our Board of Directors or the Compensation Committee, referred to as the “plan administrator,” will administer our amended 2006 stock incentive plan, including selecting the grantees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award, and determining the vesting and exercise periods of each award.

The exercise price of stock options granted under the 2006 stock incentive plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of all other awards must not exceed 10 years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our company). The plan administrator will determine the exercise or purchase price (if any) of all other awards granted under the amended 2006 stock incentive plan.

Under the amended 2006 stock incentive plan, incentive stock options and options to Israeli grantees may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and to the extent and in the manner authorized by the plan administrator by gift or pursuant to a domestic relations order to members of the participant’s immediate family. The amended 2006 stock incentive plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

If the service of a participant in the amended 2006 stock incentive plan is terminated for any reason other than cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 12 months from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator. If the service of a participant in the amended 2006 stock incentive plan is terminated for cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 14 days from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator.

In the event of a corporate transaction, all awards will terminate unless assumed by the successor corporation. Unless otherwise provided in a participant’s award agreement, in the event of a corporate transaction and with respect to the portion of each award that is assumed or replaced, then such portion will automatically become fully vested and exercisable immediately upon termination of a participant’s service if the participant is terminated by the successor company or us without cause within 12 months after the corporate transaction. With respect to the portion of each award that is not assumed or replaced, such portion will automatically become fully vested and exercisable immediately prior to the effective date of the corporate transaction so long as the participant’s service has not been terminated prior to such date.

In the event of a change in control, except as otherwise provided in a participant’s award agreement, following a change in control (other than a change in control that also is a corporate transaction) and upon the termination of a participant’s service without cause within 12 months after a change in control, each award of such participant that is outstanding at such time will automatically become fully vested and exercisable immediately upon the participant’s termination. In addition, the stock options and shares of restricted stock issued to each of our Named Executive Officers are subject to accelerated vesting immediately upon a change in control of our company, as defined in our amended 2006 stock incentive plan.

Under our amended 2006 stock incentive plan, a corporate transaction is generally defined as:

•	a merger or consolidation in which we are not the surviving entity, except for the principal purpose of changing our company’s state of incorporation;
•	the sale, transfer or other disposition of all or substantially all of our assets;
•	the complete liquidation or dissolution of our company;
•	any reverse merger in which we are the surviving entity but our shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or in which securities possessing more than forty percent (40%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or
•	acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines not to be a corporate transaction (provided however that the plan administrator shall have no discretion in connection with a corporate transaction for the purchase of all or substantially all of our shares unless the principal purpose of such transaction is changing our company’s state of incorporation).

Under our amended 2006 stock incentive plan, a change of control is defined as:

•	the direct or indirect acquisition by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders and which a majority of the members of our board (who have generally been on our board for at least 12 months) who are not affiliates or associates of the offeror do not recommend shareholders accept the offer; or
•	a change in the composition of our board over a period of 12 months or less, such that a majority of our board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who were previously directors of our company.

Unless terminated sooner, the amended 2006 stock incentive plan will automatically terminate in 2016. Our Board of Directors has the authority to amend, suspend or terminate our amended 2006 stock incentive plan. No amendment, suspension or termination of the amended 2006 stock incentive plan shall adversely affect any rights under awards already granted to a participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein (including the Tax Ordinance), we shall obtain shareholder approval of any such amendment to the 2006 stock incentive plan in such a manner and to such a degree as required.

Impact of Israeli Tax Law

The awards granted to employees pursuant to Section 102 of the Tax Ordinance under the amended 2006 stock incentive plan may be designated by us as approved options under the capital gains alternative, or as approved options under the ordinary income tax alternative.

To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee. Each option, and any shares of common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and deposit into trust with the trustee and ending 24 months thereafter.

Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes.

Under the amended 2006 stock incentive plan, we may also grant to employees options pursuant to Section 102(c) of the Tax Ordinance that are not required to be held in trust by a trustee. This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the National Insurance Institute and health tax on the date of the sale of the shares or options. Under the 2006 stock incentive plan, we may also grant to non-employees options pursuant to Section 3(I) of the Tax Ordinance. Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

These options shall be further subject to the terms of the tax ruling that has been obtained by Protalix Ltd. from the Israeli tax authorities in connection with the merger. Under the tax ruling, the options issued by us in connection with the assumption of Section 102 options previously issued by Protalix Ltd. under the capital gains alternative shall be issued to a trustee, shall be designated under the capital gains alternative and the issuance date of the original options shall be deemed the issuance date for the assumed options for the calculation of the respective holding period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 14, 2006, Protalix Ltd. entered into a collaboration and licensing agreement with Teva for the development and manufacture of two proteins using ProCellEx, our proprietary protein expression system. Mr. Hurvitz, our former Chairman, was the chairman of Teva’s board of directors when we entered into the agreement. Professor Kornberg, a member of our Board of Directors also serves as a member of Teva’s board of directors. The agreement provides that we will collaborate with Teva on the research and development of two proteins using ProCellEx. We and Teva identified two proteins for research and development activities under the agreement, but in 2009 both of the projects were terminated for commercial reasons. Other elements of our collaboration with Teva are currently ongoing.

All related party transactions are reviewed and approved by the Audit Committee, as required by the Audit Committee Charter.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee of our Board of Directors operates under a written charter adopted by our Board of Directors, and currently consists of Amos Bar Shalev, Yodfat Harel Buchris and Eyal Sheratzky. All members of the committee fall under the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of our consolidated financial statements, internal controls and financial reporting process, and our process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the Audit Committee interacts directly with and evaluates the qualifications, independence and performance of the independent auditors, Kesselman & Kesselman, and is responsible for the appointment, compensation, retention and oversight of the work of the auditors.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of and assessment of the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with our Board of Directors and management. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with Kesselman & Kesselman the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the independent auditors provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Kesselman & Kesselman that firm’s independence from our company.

Based on the review and discussions of the audited consolidated financial statements and discussions with management and Kesselman & Kesselman, the Audit Committee recommended to Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Respectfully submitted,

Members of the Protalix BioTherapeutics, Inc.
Audit Committee

Amos Bar Shalev
Yodfat Harel Buchris
Eyal Sheratzky

Our Board of Directors recommends that shareholders vote “FOR” the election or re-election of all director nominees named in this “Proposal 1: Election of Directors.”

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was signed into law in July 2010, added Section 14A to the Exchange Act. The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We believe that the executive compensation program for the named executive officers, as described in “Compensation Discussion and Analysis,” is based on a pay-for-performance culture and seeks to align the interests of our named executive officers with the interests of our shareholders. We believe that our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time creating a culture that focuses executives on prudent risk management and appropriately rewards them for performance. Our executive compensation program is also designed to be competitive with our peer companies, and seeks to enable us to attract and retain the best possible executive talent.

We also believe that the extensive disclosure of compensation information provided in this proxy statement provides our shareholders the information they need to make an informed decision as they weigh the pay of the named executive officers in relation to our performance. This “Say-on-Pay” proposal gives you the shareholder the opportunity to endorse or not endorse the compensation we paid to the named executive officers through the resolution set forth below.

“RESOLVED, that the compensation paid to the named executive officers of Protalix BioTherapeutics, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon our company, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our company, our Board of Directors, and the Compensation Committee will consider the outcome of the vote when evaluating future executive compensation arrangements for our named executive officers.

This proposal is provided as required pursuant to Rule 14a-21(a) of the Exchange Act.

Our Board of Directors recommends that shareholders vote “FOR” the approval of the executive compensation as disclosed in this proxy statement and as described in this “Proposal 2: Advisory Vote on Executive Compensation.”

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Kesselman & Kesselman to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The Audit Committee of our Board of Directors is solely responsible for selecting our independent public accountants. Although shareholder approval is not required to appoint Kesselman & Kesselman as our independent public accountants, we believe that submitting the appointment of Kesselman & Kesselman to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment, then the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Corporation and our shareholders. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “FOR” this proposal.

During our fiscal year ended December 31, 2012, there were no disagreements with Kesselman & Kesselman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolve to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Kesselman & Kesselman on our consolidated financial statements for the years ended December 31, 2011 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee will consider whether the provision of any other services by Kesselman & Kesselman is compatible with maintaining the independence of Kesselman & Kesselman. The Audit Committee has concluded that Kesselman & Kesselman is independent.

Representatives of Kesselman & Kesselman will be present at the annual meeting and available to answer shareholders questions.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Kesselman & Kesselman for the fiscal year ending December 31, 2013.

The following table sets forth fees billed to us by our independent registered public accounting firm during the fiscal years ended December 31, 2012 and 2011 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	Year Ended December 31,
	2012	2011
Audit Fees	$252,000	$252,000
Audit Related Fees	$10,000	$10,000
Tax Fees	$52,767	$44,448
All Other Fees	$20,175	$36,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Prior to entering into the engagement letter with our independent registered accountants, our Audit Committee approved the 2012 audit fees. For fiscal year 2013, our Audit Committee has approved fees for certain permissible non-audit services to be rendered by our independent registered accounting firm.

SHAREHOLDER PROPOSALS

All shareholder proposals intended to be presented at our 2013 Annual Meeting of Shareholders must be submitted in writing to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel and received by us no later than May 28, 2014, and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion. Such notice must include, with respect to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of our company which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. In addition, the notice must include certain information relating to any derivative or hedging transactions by the shareholder delivering such notice and its Shareholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws.

Any such proposal submitted with respect to our 2014 Annual Meeting of Shareholders which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered timely if we receive written notice of that proposal not less than 45 days nor more than 75 days prior to the date in 2014 on which we first mailed this proxy statement in 2013; however, if the date of the annual meeting is changed by more than 30 days from the date of the prior year’s annual meeting, the notice will be considered untimely if it is not received at least 90 days prior to the newly announced date that we will mail our proxy statement.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC, which provides additional information about us, will be distributed to all shareholders entitled to vote along with the proxy materials. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available on the Internet at http://www.sec.gov and http://www.protalix.com and are also available in paper form without charge upon written request to Investor Relations, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of our company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from its broker that it will be “householding” communications to such shareholder’s address, “householding” will continue until such shareholder is notified otherwise or until such shareholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future such shareholder may (1) notify its broker or (2) direct its written request to: Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel, +972 (4) 988-9488, ext. 143. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to such shareholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the Annual Meeting of Shareholders, it is the intension of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting please sign the proxy and return it in the enclosed envelope or vote by internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS,

Yossi Maimon
Vice President and Chief Financial Officer and Corporate
Secretary

Carmiel, Israel
September 16, 2013

ANNUAL MEETING OF SHAREHOLDERS OF

PROTALIX BIOTHERAPEUTICS, INC.

November 7, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15105/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730300000000000000 9 110713

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2012 Annual Report to Shareholders.

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROTALIX BIOTHERAPEUTICS, INC.

2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Aviezer and Yossi Maimon as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Protalix BioTherapeutics, Inc. held of record by the undersigned on September 16, 2013, at the Annual Meeting of Shareholders to be held on November 7, 2013, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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